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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement on Form S-3 of Enhance Financial Services Group Inc. of our report dated February 17, 1998, appearing in the Annual Report on Form 10-K of Enhance Financial Services Group Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

New York, New York
December 10, 1998